EXHIBIT 99.1
NAREIT REITWeek - June 2008 3400 Avenue of the Arts Costa Mesa, CA Park Towne Place Philadelphia, PA Calhoun Beach Club Minneapolis, MN Malibu Canyon Calabasas, CA

This presentation contains forward-looking statements, including statements regarding future results. These statements are subject to certain risks and uncertainties, including but not limited to Aimco's ability to maintain occupancy, maintain and increase rental rates, lease-up redevelopment and acquisition properties and generate fee income as projected. Actual results may differ materially from projections and could be affected by a variety of factors, including factors beyond Aimco's control. These factors are described in Aimco's filings with the Securities and Exchange Commission, including Aimco's Annual Report on Form 10-K. This presentation and these forward-looking statements include Aimco's analysis and conclusions based in part on third party data (including information on cap rates and market growth rates) and reflect management's judgment as of the date of these materials, which are subject to change based on macro-economic factors beyond Aimco's control. Aimco assumes no obligation to revise or update to reflect future events or circumstances. A change in cap rates, market growth rates or other such items could affect the analysis and conclusions reached herein. In addition, this presentation includes certain non-GAAP measures, which Aimco defines and reconciles to GAAP in its supplemental schedules to its quarterly earnings releases - see in particular the Glossary, Supplemental Schedule 2 and Supplemental Schedule 3. The information contained herein does not constitute an offer or the solicitation of an offer for the purchase or sale of any securities. The NAV per share information is not intended to represent the present or expected future value of Aimco's common stock. Forward-looking Statements and Other Information

Introduction to Aimco Aimco Portfolio Aimco's Focus on Value Creation Property Operations Redevelopment Investment Management Net Asset Value (NAV) Presentation Topics

Introduction to Aimco Aimco is a leading multifamily REIT with a demonstrated history of successfully buying, managing, redeveloping and selling multifamily properties throughout the United States Initial Public Offering completed in 1994 with $315 million capitalization, now approximately $14 billion Aimco doubled in size every 18 months from 1994 - 2002 through several corporate mergers and large portfolio acquisitions Aimco continues to rationalize its portfolio with sales since 2001 of more than 425 properties worth more than $5.0 billion Aimco is the largest owner and operator of multifamily communities in the United States Conventional portfolio: 436 communities with 127,116 units Affordable portfolio: 310 communities with 37,061 units Property managed and asset managed: 417 communities with 38,160 units There are 14 REITs included in the S&P 500 Index, Aimco is one of three apartment REITs included in the Index Maple Bay Virginia Beach, VA Lakeside at Vinings Mountain Atlanta, GA Chestnut Hill Village Philadelphia, PA

Aimco Portfolio We own a well diversified asset base Portfolio by Property Class: % of Portfolio NAV (as of 4Q 2007) Our portfolio is diversified by price point and geography Aimco's quality portfolio supports: strong long-term NOI growth; value-added redevelopment; and growing asset management income, including tax credit syndications. % 1Q 2008 Market Conventional NOI

Asset Allocation Conventional Portfolio Asset Allocation (% NAV as of 4Q 2007) We reallocate capital among the top 20 U.S. markets (ranked by market capitalization) based on expected risk-adjusted levered returns, while limiting concentration risk

Disciplined property management focuses on customer service to achieve operational excellence and builds on Same Store revenue and NOI growth Outperformance 2005 - 2007 Property Operations

Outperformance in 2007 Property Operations

Redevelopment Pacific 19 Properties 5,558 Units $234M Est Investment East 6 Properties 4,431 Units $259M Est Investment Gulf 16 Properties 5,189 Units $179M Est Investment Chicago 5 Properties 2,035 Units $88M Est Investment Active Projects As of Mar 31, 2008 46 Properties 17,213 Units $760M Estimated Investment We have a deep pipeline of redevelopment opportunities and expect solid NAV creation from our existing redevelopment activities

Redevelopment Conventional Redevelopment Snapshot The volume of Aimco's 2007 redevelopment production is equivalent to 16 new 300-unit communities Project Yields: 7.5% - 8.5% Expected Returns versus Cap Rate: +200 bp

Investment Management Our investment management activities include Portfolio Management and Asset Management Portfolio Strategy Capital Allocation Acquisitions/Dispositions Joint Ventures Tax Credit Syndications Other Transaction Activities Affiliated Partnerships Owned Portfolio Portfolio Management benefit seen in property operating results and in investment gains Asset Management separately compensated through fees paid by third party investors

Investment Management We earn recurring fee income from our growing asset management business, including tax credit activities

Amortization of Deferred Tax Credit Income Amortization of deferred income represents the periodic recognition of deferred revenue and costs relating to Aimco's existing tax credit arrangements Deferred revenue reflects cash received but not yet recognized as revenue, as well as cash expected to be received from investors in the future under existing capital contribution commitments See additional disclosures related to amortization of deferred tax credit income in footnotes 2 and 3 on Supplemental Schedule 11 of Aimco's 1Q 2008 Earnings Release

Net Asset Value Growth Drivers Aimco is Well Positioned for Growth Growth Driver Potential NAV Creation Property Operations Each 1% increase in NOI generates more than $1.10 NAV per share Redevelopment Redevelopment investment in lower cap markets drives value Tax Credit Transactions Tax credit transactions are NPV positive

Share Price Discount to NAV Aimco's shares are trading at a significant discount to NAV, and at an implied cap rate of approximately 8% Aimco continues to generate additional NAV through NOI growth, redevelopment, and our tax credit business, though these benefits have been partially offset by modest increases in cap rates Aimco has capitalized on public versus private arbitrage through share repurchases with proceeds from non-core asset sales and joint ventures As of May 2, 2008, Aimco had authorization to purchase up to 26.5 million additional shares * Through April 14, 2008, as reported on May 2, 2008